                                                                     Exhibit 4.2
                                                                     -----------

                           4 1/2% CONVERTIBLE NOTES
                                   DUE 2005

                         REGISTRATION RIGHTS AGREEMENT

                        Dated as of September 12, 2000

                                 by and among

                            TRANSWITCH CORPORATION,
                                as the Company,

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                           ROBERTSON STEPHENS INC.,

                                      and

                        BANC OF AMERICA SECURITIES LLC
                             as Initial Purchasers

                               TABLE OF CONTENTS
                                 _____________

                                                                            Page
                                                                            ----
SECTION 1.  Definitions..................................................      1
SECTION 2.  Shelf Registration Statement.................................      4
SECTION 3.  Liquidated Damages...........................................      6
SECTION 4.  Registration Procedures......................................      7
SECTION 5.  Registration Expenses........................................     12
SECTION 6.  Indemnification..............................................     13
SECTION 7.  Underwritten Registration....................................     15
SECTION 8.  Miscellaneous................................................     16

                                                                  Execution Copy


     This Registration Rights Agreement is made and entered into as of September 12, 2000 by and among TranSwitch Corporation, a Delaware corporation (the "Company"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, ROBERTSON STEPHENS INC., and BANC OF AMERICA SECURITIES LLC (the "Initial Purchasers") who have purchased or have the right to purchase up to $400,000,000 principal amount of 4-1/2% Convertible Notes due 2005 (the "Notes") of the Company with the option to purchase a further $60,000,000 in principal amount of Notes pursuant to the Purchase Agreement (as such term is defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated September 12, 2000, among the Company and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Initial Purchasers and their respective direct and indirect transferees (i) for the benefit of the Initial Purchasers;
(ii) for the benefit of the holders from time to time of the Notes (including the Initial Purchasers); (iii) for the benefit of the holders from time to time of the Common Stock issuable or issued upon conversion of the Notes; and (iv) for the benefit of the holders from time to time of the securities constituting the Transfer Restricted Securities. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement, and each Holder (as defined below) by participating in a Registration Statement agrees to be bound by this Agreement.

     The parties hereby agree as follows:

     SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     Act: As defined in this Section 1.

     Affiliate: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     Closing Date: September 12, 2000.

     Common Stock: Common Stock, $.001 par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture as issuable or issued upon conversion of the Notes.

     Company: TranSwitch Corporation, a Delaware corporation, and any successor corporation thereto.

     Controlling Person: As defined in Section 6(a) hereof.

     Damages Payment Date: Each of the semiannual interest payment dates provided in the Notes.

     Effectiveness Period:  As defined in Section 2(a) hereof.

     Effectiveness Target Date: The 120th day following the Closing Date.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     Filing Date: The 60th day after the Closing Date.

     Holder: Each owner of any Transfer Restricted Securities.

     Indemnified Person:  As defined in Section 6(a) hereof.

     Indenture: The Indenture, dated as of the date hereof, between the Company and the Trustee, pursuant to which the Notes are to be issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers: As defined in the first paragraph hereof.

     Liquidated Damages: As defined in Section 3(a) hereof.

     Notice and Questionnaire: The Notice and Questionnaire attached hereto as Exhibit A.

     Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

     Purchase Agreement: As defined in the second paragraph hereof.

     Record Holder: (i) with respect to any Damages Payment Date relating to any shares of Common Stock as to which any such Liquidated Damages have accrued, the registered Holder of such shares 15 days prior to the next succeeding Damages Payment Date; and (ii) with respect to any Damages Payment Date relating to any Notes as to which any such Liquidated Damages has accrued, the registered Holder of such Notes 15 days prior to the next succeeding Damages Payment Date.

     Registration Default: As defined in Section 3(a) hereof.

     Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

     Requisite Information: As defined in Section 2(c) hereof.

     Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     Shelf Registration Statement: As defined in Section 2(a) hereof.

     TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the SEC thereunder.

     Transfer Restricted Securities: The Notes, the shares of Common Stock into which such Notes are converted or convertible (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like), upon original issuance thereof and at all times subsequent thereto, and associated related rights, if any, until the earliest of
(i) the date on which the resale thereof has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement relating thereto,

(ii) the date on which such security has been distributed to the public pursuant to Rule 144 or is saleable pursuant to paragraph (k) of Rule 144 or (iii) the date on which it ceases to be outstanding.

     Transfer Agent: The registrar and transfer agent for the Company's Common Stock.

     Trustee: The trustee under the Indenture.

     References herein to the term "Holders of a majority in interest of Transfer Restricted Securities" or words to a similar effect shall mean, with respect to any request, notice, demand, objection or other action by the Holders hereunder or pursuant hereto (each, an "Act"), registered Holders of a number of shares of then outstanding Common Stock constituting Transfer Restricted Securities and an aggregate amount of then outstanding Notes constituting Transfer Restricted Securities, such that the sum of such shares of Common Stock and the shares of Common Stock issuable upon conversion of such Notes constitutes in excess of 50% of the sum of all of the then outstanding shares of Common Stock constituting Transfer Restricted Securities and the number of shares of Common Stock issuable upon conversion of then outstanding Notes constituting Transfer Restricted Securities. For purposes of the preceding sentence, Transfer Restricted Securities owned, directly or indirectly, by the Company or its Affiliates shall be deemed not to be outstanding.

     SECTION 2. Shelf Registration Statement.

     (a) The Company agrees to file with the SEC as soon as reasonably practicable after the Closing Date, but in no event later than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities or separate Registration Statements for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Common Stock and Notes constituting Transfer Restricted Securities, respectively (such Registration Statement or Statements, collectively, the "Shelf Registration Statement"). Each Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form selected by the Company permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by Holders of a majority in interest of Transfer Restricted Securities being sold. The Company shall not permit any securities other than the Transfer Restricted Securities to be included in any Shelf Registration Statement. The Company shall use all reasonable efforts to cause each Shelf Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable following the filing thereof and to keep each Shelf Registration Statement continuously effective under the Securities Act for two years after the date on which all of the Notes are sold by the Company (including those sold pursuant to the option granted to the Initial Purchasers in the Purchase Agreement) to the Initial Purchasers (the "Effectiveness Period"), or such shorter period ending when there cease to be any Transfer Restricted Securities outstanding.

     (b) Supplements and Amendments. The Company shall use all reasonable efforts to keep each Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders of a majority in interest of the Transfer Restricted Securities or by any underwriter of such Transfer Restricted Securities.

     (c) Selling Securityholder Information. Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire that confirms such Holder's agreement to be bound by the terms of this Agreement and includes such information regarding it and the distribution of its Transfer Restricted Securities as is required by law to be disclosed by the Holder in the applicable Registration Statement (the "Requisite Information") to the Company prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. The Company shall not be required to include in any Shelf Registration Statement and related Prospectus the Transfer Restricted Securities of any Holder that does not provide the Company with a Notice and Questionnaire in accordance with this Section 2(c). The Company shall file, within five Business Days after the receipt of a Notice and Questionnaire from any Holder which includes the Requisite Information with respect to such Holder, a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Transfer Restricted Securities held by such Holder), and the Company shall provide such Holder within five Business Days after receipt of such Notice and Questionnaire with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Transfer Restricted Securities and to file the same with the SEC. Each Holder shall promptly notify the Company of any material changes to the Requisite Information contained in the Notice and Questionnaire provided to the Company by such Holder. If the Company shall fail to file the appropriate supplement or amendment within five Business Days of receipt of such notice, the Company shall pay the Holder Liquidated Damages in the manner set forth in Section 3. Furthermore, if the filing requires a post-effective amendment to the Registration Statement and such amendment is not declared effective within 45 Business Days of the filing of the post-effective amendment, the Company shall pay the Holder Liquidated Damages in the manner set forth in
Section 3.

     If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require, in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in such Registration Statement at any time subsequent to the time that such reference ceases to be required.

     (d) Material Events; Suspension of Sales. Notwithstanding the provisions contained in this Section 2, in the event that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the Prospectus due to pending corporate developments, public filings with the SEC or similar events, the Company shall promptly deliver a written certificate to each registered Holder, the Trustee, the Transfer Agent and the managing underwriters, if any, to the effect that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed. Thereafter, the use of the Prospectus shall be suspended, and the Company shall not be required to maintain the effectiveness of, or amend or update the Shelf Registration Statement, or amend or supplement the Prospectus; provided, however, that the Company shall only be permitted to suspend the use of the Prospectus for a period not to exceed 30 days in any six-month period or two periods not to exceed an aggregate of 60 days in any 12-month period. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as, in the judgment of the Company's Board of Directors, disclosure of the material relating to such pending development, filing or event would not have a material adverse effect on the Company.

     (e) Additional Agreements of Holders. Each Holder agrees not to dispose of Transfer Restricted Securities pursuant to the Shelf Registration Statement without complying with the prospectus delivery requirements under the Act and the provisions of paragraph (d) above regarding use of the Prospectus. Each Holder further agrees that it will comply fully with applicable federal and state securities laws in connection with the distribution of any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Each Holder further acknowledges having been advised by the Company that applicable federal securities laws prohibit Holders from trading in securities of the Company at any time while in possession of material non-public information about the Company.

     SECTION 3.  Liquidated Damages.

     The Company and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder under the circumstances and to the extent set forth below:

          (i) if the Shelf Registration Statement has not been filed with the SEC on or prior to the Filing Date; or

          (ii) if each Shelf Registration Statement is not declared effective by the SEC on or prior to the applicable Effectiveness Target Date; or

          (iii) any Shelf Registration Statement ceases to be effective or usable at any time during the Effectiveness Period (without being succeeded on the same day immediately by a post-effective amendment or supplement to such Registration Statement that cures such failure and that is itself, in the case of post-effective amendment, immediately declared effective) for a period of time which shall exceed 90 days in the aggregate in any period of 365 consecutive days (any of the foregoing, a "Registration Default").

     In the event of a Registration Default, the Company will pay Liquidated Damages to each holder of Transfer Restricted Securities, during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes adjusted to an equivalent per share basis in accordance with the conversion price. The rate of accrual of the Liquidated Damages will increase by $0.05 per week per $1,000 principal amount of Notes or Common Stock constituting Transfer Restricted Securities (adjusted to an equivalent per share basis in accordance with the conversion price for

Common Stock constituting Transfer Restricted Securities) for each subsequent 90-day period until the applicable Registration Statement is filed, the applicable Registration Statement is declared effective and becomes available for effecting sales of securities, or the Shelf Registration Statement again becomes effective and becomes available for effecting sales of securities, as the case may be, up to a maximum amount of Liquidated Damages of $0.25 per week per $1,000 principal amount of Notes adjusted to an equivalent per share basis in accordance with the conversion price. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default (without in any way limiting the effect of any subsequent Registration Default). All accrued Liquidated Damages shall be paid to the holders of (i) Notes constituting Transfer Restricted Securities, pursuant to the terms of the Indenture with respect to the payment of interest; and (ii) shares of Common Stock, in the manner as interest payments on the Notes on semiannual payment dates that correspond to interest payment dates for the Notes. The parties hereto agree and acknowledge that the payment of Liquidated Damages to holders of Common Stock upon a Registration Default pursuant to this Agreement shall not be a dividend on such shares of Common Stock.

     (b) The Company shall notify the Transfer Agent or the Trustee, as the case may be, within one Business Day after each and every date on which a Registration Default occurs. Liquidated Damages shall be paid by the Company to the Record Holders of Common Stock on each Damages Payment Date by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses as they appear in the register of the Company for the Common Stock, if no such accounts have been specified in the Notice and Questionnaire on or before the Damages Payment Date; and Liquidated Damages shall be paid by the Company to the Record Holders of the Notes on each semiannual interest payment date together with interest to be paid on the Notes pursuant to the terms of the Indenture, by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses as they appear in the Notes Register (as defined in the Indenture) if no such accounts have been specified in the Notice and Questionnaire on or before the Damages Payment Date; provided, however, that any Liquidated Damages accrued with respect to any Notes or portion thereof called for redemption on a redemption date, repurchased on a repurchase date, or converted into shares of Common Stock on a conversion date prior to the Damages Payment Date shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption, repurchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date.

     SECTION 4.  Registration Procedures.    In connection with the Company's
registration obligations hereunder, the Company shall effect such registrations on the appropriate form selected by the Company to permit the resale of Transfer Restricted Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

     (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (excluding, unless requested, any document that would be incorporated or deemed to be incorporated therein by reference and then only to the Holder who so requested), furnish to the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those incorporated or deemed to be incorporated by reference and then only to the Holder who so requested) and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary in connection with such Registration Statement, in the opinion of counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (excluding any document that would be incorporated or deemed incorporated by reference) to which the Holders of a majority in interest of the Transfer Restricted Securities or the managing underwriters, if any, shall reasonably object on a timely basis;

     (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented (including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information (including any such supplements or amendments pursuant to Section 2(c) hereof, provided such Holder to which such change applies complies with the Requisite Information requirements of
Section 2(c) hereof));

     (c) Notify the Holders and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph in no event fewer than two Business Days prior to such filing), and (if requested by any such person), confirm such notice in writing, (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and, (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request of the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto; (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(m) hereof are not true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Transfer Restricted Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the existence of any fact and the happening of any event that makes any statement made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (d) Use all reasonable efforts to avoid the issuance of, or, if issued, to obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest practicable moment;

     (e) If requested by the managing underwriters, if any, or the Holders of a majority in interest of the Transfer Restricted Securities being sold in connection with such offering, (i) promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders agree should, in their reasonable judgment, be included therein; and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be included in such Prospectus supplement or post-effective amendment, provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that, in the opinion of counsel for the Company, would violate applicable law;

     (f) Furnish to each Holder who so requests and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any managing underwriter);

     (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and, unless the Company shall have given notice to such Holder pursuant to Section 2(d), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto, provided, however, that no Holder shall be entitled to use the Prospectus unless and until such Holder shall have furnished to the Company any and all Requisite Information pursuant to Section 2(c) hereof;

     (h) Use all reasonable efforts to register or qualify, or cooperate with the Holders of Transfer Restricted Securities to be sold or tendered for, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary legally to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

     (i) In connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the managing underwriters, if any, to (i) facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends, shall bear a CUSIP number different from the CUSIP number for the Transfer Restricted Securities and shall be in a form eligible for deposit with The Depository Trust Company; and (ii) enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Transfer Restricted Securities;

     (j) Use all reasonable efforts to cause the offering of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required as a consequence of the nature of a Holder's business, in which case the Company will cooperate in all reasonable respects and at such Holder's expense with the filing of such Registration Statement and the granting of such approvals as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities; provided, however, that the Company shall not be required to register the Transfer Restricted Securities in any jurisdiction that would require the Company to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to;

     (k) Upon the occurrence of any event contemplated by Section 4(c)(vi) hereof, as promptly as reasonably practicable (subject to any suspension of sales pursuant to Section 2(d) hereof), prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (l) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, to provide a CUSIP number for the Transfer Restricted Securities to be sold pursuant to the Registration Statement;

     (m) Enter into such agreements (including any underwriting agreements in form, scope and substance as are customary in underwritten offerings) reasonably satisfactory to the Company and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in interest of the Transfer Restricted Securities being sold) in order to expedite or facilitate the sale of such Transfer Restricted Securities; provided, however, that the Company is not required to facilitate an underwritten offering without its consent. In connection with any underwritten offering, the Company will (i) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and reasonably acceptable to the Company, and confirm the same if and when requested; (ii) seek to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters));
(iii) use all reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders of Transfer Restricted Securities and the underwriters, if any, than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority in interest of the Transfer Restricted Securities covered by such Registration Statement and the managing underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of majority interest of the Transfer Restricted Securities being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 4(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

     (n) Make available for inspection by a representative of the Holders of Transfer Restricted Securities being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery or inspection (as the case may be) of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law

(including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus); (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement;

     (o) Use all reasonable efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the Trustee and the Holders of Notes or Common Stock constituting Transfer Restricted Securities to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause the Trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents (including Form T-1) required to be filed with the SEC to enable the Indenture to be so qualified under the TIA in a timely manner;

     (p) Comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act or Rule 158 (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering; and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

     (q) (i) list all shares of Common Stock covered by any Registration Statements on any securities exchange on which the Common Stock is then listed; or (ii) authorize for quotation on the SmallCap Market or the National Market of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") all Common Stock covered by all such Registration Statements if the Common Stock is then so authorized for quotation.

     SECTION 5.  Registration Expenses.

     All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are offered or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filings fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in this Section 5, fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority in interest of Transfer Restricted Securities, may designate)); (ii) printing expenses (including, without limitation, of printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holders of a majority in interest of the Transfer Restricted Securities included); (iii) messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company (plus any local counsel deemed appropriate by the Holders of a majority in interest of the Transfer Restricted Securities) in accordance with the provisions of Section 5 hereof; (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) (including, without limitation, the expenses of any special audit and "comfort" letters required by or incident to such performance); (vi) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of an annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or the Nasdaq SmallCap Market or the Nasdaq National Market. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Transfer Restricted Securities sold by it.

     SECTION 6.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless (i) each of the Initial Purchasers; (ii) each Holder; (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"); and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, the Holders (including predecessor Holders), or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities, expenses and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities, expenses or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished to the Company by or on behalf of such Indemnified Person expressly for use therein (which shall include, without limitation, the Requisite Information in the Notice and Questionnaire provided to the Company by such Indemnified Person); provided, however, that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person, whether as a result of negligence or otherwise.

     (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company; (ii) the Company shall have failed to assume the defense and employ counsel; or (iii) such Indemnified Person or Persons shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such Indemnified Person or Persons different from or in addition to those available to the indemnifying party or parties (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (c) In connection with any Registration Statement pursuant to which any Holder (or predecessor Holder) sold or offered for resale Transfer Restricted Securities, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, employees, representatives and agents and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished by or on behalf of such Indemnified Person expressly for use in such Registration Statement (which shall include, without limitation, the Requisite Information in the Notice and Questionnaire provided to the Company by such Indemnified Person). In case any action shall be brought against the Company, any of its directors, officers, employees, representatives and agents, or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, officers, employees, representatives and agents, and any person controlling the Company shall have the rights and duties given to the Indemnified Person by Section 6(b) hereof.

     (d) If the indemnification provided for in this Section 6 is applicable by its terms but unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on the other hand pursuant to the Purchase Agreement or from the offering for resale of the Transfer Restricted Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Indemnified Person were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total net profit received by it in connection with the sale of the Transfer Restricted Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective amount of Transfer Restricted Securities included in and sold pursuant to any such Registration Statement by each Indemnified Person and not joint.

     SECTION 7.  Underwritten Registration.

     If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Holders of a majority in interest of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements.

     SECTION 8.  Miscellaneous.

     (a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate. This Section 8(a) shall not apply to any breach for which Liquidated Damages have been specifically provided hereunder.

     (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived.

     (c) No Adverse Action Affecting the Transfer Restricted Securities. The Company will not take any action with respect to the Transfer Restricted Securities which would adversely affect the ability of any of the Holders to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

     (d) No Piggyback on Registrations. After the date hereof, the Company shall not grant to any of its security holders (other than the Holders in such capacity) the right to include any of its securities in any Shelf Registration Statement.

     (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Holders of a majority in interest of the Transfer Restricted Securities, provided, however, that, for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to an underwritten offering and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in interest of the Transfer Restricted Securities being sold by such Holders pursuant to such an underwritten offering, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (f) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next day air courier, certified first-class mail, return receipt requested or telecopy:

          (i) if to a Holder, to the address of such Holder as it appears in the Notice and Questionnaire, or, if not so specified, in the Common Stock or Notes register of the Company, as applicable;

          (ii) if to the Company, to:          with a copy to:

               TranSwitch Corporation          Testa, Hurwitz & Thibeault, LLP
               3 Enterprise Drive              125 High Street
               Shelton, Connecticut 06484      Boston, Massachusetts  02110
               Attn.:  Dr. Santanu Das         Attn:  Timothy C. Maguire, Esq.
               Telecopy No.: (203) 926-9453    Telecopy No.: (617) 248-7100

     Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given, when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier, upon receipt by the Company after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

     (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each existing and future Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in interest of the Transfer Restricted Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party.

     (h) Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (j) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

     (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                        TRANSWITCH CORPORATION


                                        By: /s/ Michael C. McCoy
                                           ------------------------------
                                                Name: Michael C. McCoy
                                                Title: Vice President and
                                                       Secretary

The foregoing Registration Rights
Agreement is hereby confirmed and
agreed to as of the date first
written above:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
ROBERTSON STEPHENS INC.
BANC OF AMERICA SECURITIES LLC
By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


          By: /s/ Joseph Carey
             ----------------------------
               Authorized Signatory

Acting on behalf of itself and the Initial Purchasers

                                                                       Exhibit A

                                    Notice

     The undersigned beneficial owner (the "Selling Securityholder") of Transfer Restricted Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Transfer Restricted Securities beneficially owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

     Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, the Company's directors and the Company's officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:


                                 Questionnaire

1.        (a)  Full Legal Name of Selling Securityholder:

          ----------------------------------------------------------------------

          (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Transfer Restricted Securities listed in Item (3) below are held:

          ----------------------------------------------------------------------

          (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in Item (3) below are held:

          ----------------------------------------------------------------------

2.        Address for Notices to Selling Securityholder:

          ----------------------------------------------------------------------

          Telephone:____________________________________________________________
          Fax:__________________________________________________________________
          Contact Person:_______________________________________________________

3.   Beneficial Ownership of Transfer Restricted Securities:

     (a)  Type and Amount of Transfer Restricted Securities beneficially owned:

     ---------------------------------------------------------------------------

     (b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned:

     ---------------------------------------------------------------------------

     (c)  Type and Amount of Transfer Restricted Securities to be registered:

     ---------------------------------------------------------------------------

4. Beneficial Ownership of Other Securities of the Company owned by the Selling Securityholder:

     Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Transfer Restricted Securities listed above in Item (3).

     (a)  Type and Amount of Other Securities beneficially owned:

     ---------------------------------------------------------------------------

     (b)  CUSIP No(s). of such Other Securities beneficially owned:

     ---------------------------------------------------------------------------

5.   Relationship with the Company:

     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

6.   Plan of Distribution:

     Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts and commissions and/or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve cresses or block transactions)
     (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;
     (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market; or (iv) through the writing of options. In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Transfer Restricted Securities short and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

     State any exceptions here:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Company.

     The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

     The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

     In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand delivery, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and inclusion of such information

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

in the Shelf Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation, amendment or supplementation of the Shelf Registration Statement and the Prospectus.

     The terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder with respect to the Transfer Restricted Securities beneficially owned by the Selling Securityholder and listed in Item (3) above. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made in the State of New York.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:
      -------------------------------        -----------------------------------
                                              Selling Securityholder (Print or
                                              type full legal name of beneficial
                                              owner of Transfer Restricted
                                              Securities)



                                              By:_______________________________
                                                 Name:
                                                 Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

                                              TranSwitch Corporation
                                              3 Enterprise Drive
                                              Shelton, Connecticut 06484
                                              Attention: Corporate Secretary

                                              with a copy to:

                                              Testa, Hurwitz & Thibeault, LLP
                                              125 High Street
                                              Boston, Massachusetts 02110
                                              Attention: Lori Blodorn, Esq.


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